MOQUIST THORVILSON KAUFMANN
KENNEDY & PIEPER LLC
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 28, 2010, relating to the consolidated balance sheets of DigitalTown, Inc. and its subsidiary as of February 28, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, appearing in the Annual Report on Form 10-K of DigitalTown, Inc. for the year ended February 28, 2010 and 2009 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota
February 16, 2011

7650 Edinborough Way, Suite 225 · Edina, Minnesota 55435 · Phone 952-854-5700 · Fax 952-854-1163
3140 Harbor Lane, Suite 100 · Plymouth, Minnesota 55447 · Phone 763-550-1100 · Fax 763-550-1644
www.mtkcpa.com